As filed with the Securities and Exchange Commission on July 20, 2016

Registration No. 333-212092

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HedgePath Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	30-0793665
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

324 S. Hyde Park Avenue, Ste. 350

Tampa, Florida 33606

(813) 864-2559

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Nicholas J. Virca

President and Chief Executive Officer

324 S. Hyde Park Avenue, Ste. 350

Tampa, Florida 33606

Phone: (813) 864-2559

Fax: (813) 258-6912

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Barry I. Grossman, Esq.

Lawrence A. Rosenbloom, Esq.

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Phone: (212) 370-1300

Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (6)
Shares of common stock (2)	30,600,000	$—	$—	$(2)
Shares of common stock(3) (6)	27,115,000	$0.265(4)	$7,194,750.00	$724.51
Shares of common stock underlying warrants(3) (6)	27,115,000	$0.12(5)	$3,658,000.00	$328.08
Shares of common stock underlying warrants(3)	466,000	$0.12(5)	$55,920.00	$5.63
Total (6)	85,296,000	—	$10,908,670.00	$1,058.22

(1)	Pursuant to Rule 416 of the Securities Act of 1933, as amended, or the Securities Act, the shares of common stock offered hereby also include such presently indeterminate number of shares of the registrant’s common stock as a result of stock splits, stock dividends or similar transactions.
(2)	Represents (i) 20,000,000 shares of common stock purchased in our June 2014 private placement with Hedgepath, LLC; (ii) 10,000,000 shares of common stock issued to Hedgepath, LLC upon conversion of its shares of Series A Convertible Preferred Stock; and (ii) 600,000 shares of common stock issued to an outside law firm for services rendered. The share amounts listed in this table reflect the number of shares originally registered by the registrant and do not reflect any subsequent sales or the deregistration of any shares. Accordingly, all registration fees have been previously paid.
(3)	Represents (i) 27,115,000 shares of common stock purchased in our “best efforts/no minimum” private placement offering to accredited investors that began in April 2016 and closed in May 2016, referred to herein as the 2016 Private Placement, (ii) 27,115,000 shares of common stock underlying warrants purchased in the 2016 Private Placement and (iii) 466,000 shares of common stock underlying warrants issued to FINRA-member agents that assisted in securing investors for the 2016 Private Placement.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low sales price of the common stock on the OTCQB Market on June 13, 2016.
(5)	Proposed maximum offering price per share is based on the exercise price of the warrants in accordance with Rule 457(g).
(6)	Previously paid, except that the registrant has removed 56,249,236 shares of common stock consisting of (i) 27,885,000 shares of common stock and (ii) 28,364,236 shares of common stock underlying warrants. The registrant expects to utilize the excess registration fee ($1,085.53) paid to the Securities and Exchange Commission at the initial filing of this Registration Statement on a future filing with the Securities and Exchange Commission in accordance with Rule 457(p).

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and Registration Statement No. 333-198800, or the Prior Registration Statement, which was filed on September 17, 2014, amended on July 22, 2015 and became effective on August 10, 2015. This Registration Statement is a new registration statement and also constitutes Post-Effective Amendment No. 1 to the Prior Registration Statement. Such Post-Effective Amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement is being filed to update the Calculation of Registration Fee Table to reflect the reduction in the number of shares registered under this Registration Statement and to attach a revised Exhibit 5.2. Aside from these changes, there are no other changes to the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission and to FINRA.

Description	Amount to be Paid
Filing Fee - Securities and Exchange Commission	$2,143.75
Attorney’s fees and expenses	60,000	*
Accountant’s fees and expenses	5,000	*
Transfer agent’s and registrar fees and expenses	5,000	*
Printing and engraving expenses	15,000	*
Miscellaneous expenses	5,000	*
Total	$92,143.75	*

*	Estimated

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation. Section 145 of the Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by a director or officer in defending an action may be paid by a corporation in advance of the final disposition of an action if the director or officer undertakes to repay the advanced amounts if it is determined such person is not entitled to be indemnified by the corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Our amended and restated bylaws provide that, to the fullest extent permitted by law, we shall indemnify and hold harmless any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person, or the person for whom he is the legally representative, is or was a director or officer of ours, against all liabilities, losses, expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that we shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of ours or while a director or officer is or was serving at our request as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require us to indemnify or advance expenses to any person in connection with any action, suit, proceeding or claim initiated by or on behalf of such person or any counterclaim against us initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of our Certificate of Incorporation shall not adversely affect any right or protection of a director or officer of ours with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

Our amended and restated bylaws provide we shall, to the fullest extent permitted under the laws of the State of Delaware, as amended and supplemented from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such party is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such party or on such party’s behalf in connection with such action, suit or proceeding and any appeal therefrom.

Expenses incurred by such a person in defending a civil or criminal action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity shall be paid by us in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by us as authorized by relevant sections of the Delaware General Corporation Law. Notwithstanding the foregoing, we shall not be required to advance such expenses to a person who is a party to an action, suit or proceeding brought by us and approved by a majority of our board of directors that alleges willful misappropriation of corporate assets by such person, disclosure of confidential information in violation of such person’s fiduciary or contractual obligations to us or any other willful and deliberate breach in bad faith of such person’s duty to us or our stockholders.

We shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by our board of directors.

The indemnification rights provided in our amended and restated bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, continue as to such person who has ceased to be a director or officer, and inure to the benefit of the heirs, executors and administrators of such a person.

If the Delaware General Corporation Law is amended to expand further the indemnification permitted to indemnitees, then we shall indemnify such persons to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

We may, to the extent authorized from time to time by our board of directors, grant indemnification rights to other employees or agents of ours or other persons serving us and such rights may be equivalent to, or greater or less than, those set forth in our amended and restated bylaws.

Our obligation to provide indemnification under our amended and restated bylaws shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by us or any other person.

To assure indemnification under our amended and restated bylaws of all directors, officers, employees or agents who are determined by us or otherwise to be or to have been “fiduciaries” of any employee benefit plan of ours that may exist from time to time, Section 145 of the Delaware General Corporation Law shall, for the purposes of our amended and restated bylaws, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of ours that is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; we shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to us also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; and excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

Our amended and restated bylaws shall be deemed to be a contract between us and each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that person is or was, or has agreed to become, a director or officer of ours, or is or was serving, or has agreed to serve, at our request, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, at any time while this by-law is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The indemnification provision of our amended and restated bylaws does not affect directors’ responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

We may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of ours, or is or was serving at our request as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not we would have the power to indemnify him against liability under the provisions of this section. We currently maintain such insurance.

The right of any person to be indemnified is subject to our right, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at our expense of by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herewith, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES

On August 13, 2013, we issued to Hedgepath, LLC, as consideration for the contribution of certain assets as described in that certain contribution agreement, dated August 13, 2013 by and between us and Hedgepath, LLC, an aggregate of 170,000.739 shares of Series A Preferred Stock which have since been converted into 82,156,842 shares of common stock. Such securities were issued in a transaction exempt from the registration requirements under Section 4(a)(2) and/or Regulation D of the Securities Act inasmuch as they were issued to less than ten sophisticated persons who represented to us that they are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act and acquiring the securities for investment, for their own account, and not for resale or with a view to distribution thereof in violation of the Securities Act, and the rules and regulations promulgated thereunder.

On June 24, 2014 as a condition to the Mayne Purchase Agreement, we entered into a Securities Purchase Agreement with Hedgepath, LLC. Pursuant to such agreement, Hedgepath, LLC purchased 20,000,000 shares of our common stock at a purchase price of $0.075 per share for an aggregate purchase price of $1,500,000. Such purchase price is payable as follows: (i) an advance payment of $125,000 made by Hedgepath, LLC on June 4, 2014 was deemed partial funding of the purchase price; (ii) a payment of $125,000 was made by Hedgepath, LLC on June 24, 2014; and (iii) the remaining $1,250,000 will be funded in monthly installments through December 31, 2014 pursuant to a promissory note issued by Hedgepath, LLC to us. Pursuant to the note, commencing on June 30, 2014 and ending on December 31, 2014, Hedgepath, LLC must make monthly payments to us in accordance with the terms and conditions of the note. We have the right, in our sole discretion, to request an advance payment of part or all of the principal of the note. The note bears no interest except upon an event of default in which case interest accrues at 18% per annum. In the event that Hedgepath, LLC defaults on part or all of the note, we have the right to declare by written notice that Hedgepath, LLC forfeit some or all of the 20,000,000 shares of common stock purchased as well as 17,646.98 shares of Series A Preferred Stock (or the common stock equivalent upon conversion thereof) held by Hedgepath, LLC. Such securities were issued in a transaction exempt from the registration requirements under Section 4(a)(2) and/or Regulation D of the Securities Act inasmuch as they were issued to less than ten sophisticated persons who represented to us that they are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act and acquiring the securities for investment, for their own account, and not for resale or with a view to distribution thereof in violation of the Securities Act, and the rules and regulations promulgated thereunder.

On June 24, 2014, as a condition of closing of the Mayne Purchase Agreement, we entered into a Debt Forgiveness Agreement with Hedgepath, LLC pursuant to which Hedgepath, LLC waived, canceled and forgave payment from us of an aggregate of $639,767 of indebtedness previously advanced by Hedgepath, LLC to us in exchange for 2,530,227 shares of common stock, 71,635.981 shares of Series A Preferred Stock and a warrant to purchase 10,250,569 shares of common stock. The shares of Series A Preferred Stock converted into 82,156,842 shares of common stock on August 14, 2014. The warrant may be exercised by Hedgepath, LLC at an exercise price of $0.0878 per share at any time, from time to time, by Hedgepath, LLC prior to expiration on June 24, 2019. The issuances contemplated by the Debt Forgiveness Agreement are exempt from registration pursuant to Section 4(a)(2) and/or 3(a)(9) of the Securities Act.

On June 24, 2014, in fulfillment of one of the conditions under the Supply and License Agreement, we entered into the Mayne Purchase Agreement. Pursuant to the terms of the Mayne Purchase Agreement, we issued to Mayne Pharma (i) 258,363.280 shares of our Series A Preferred Stock, and (ii) a warrant to purchase 10,250,569 shares of our common stock. The shares of Series A Preferred Stock converted into 87,843,897 shares of common stock on August 14, 2014. The warrant has an exercise price of $0.0878 per share and may be exercised at any time, from time to time, by Mayne Pharma prior to the expiration on June 24, 2019. As a result of the Mayne Purchase Agreement, Mayne Pharma owns approximately 40% of our equity securities on a fully diluted basis. Such securities were issued in a transaction exempt from the registration requirements under Section 4(a)(2) and/or Regulation D of the Securities Act inasmuch as they were issued to less than ten sophisticated persons who represented to us that they are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act and acquiring the securities for investment, for their own account, and not for resale or with a view to distribution thereof in violation of the Securities Act, and the rules and regulations promulgated thereunder.

On May 15, 2015, we entered into the 2015 Mayne Purchase Agreement pursuant to which we issued to Mayne Pharma (i) 33,333,333 shares of our common stock and (ii) a warrant to purchase 33,333,333 shares of our common stock. Such warrant has an exercise price of $0.075 per share and may be exercised at any time, from time to time, by Mayne Pharma prior to the expiration on May 15, 2020. Such securities were issued in a transaction exempt from the registration requirements under Section 4(a)(2) and/or Regulation D of the Securities Act inasmuch as they were issued to less than ten sophisticated persons who represented to us that they are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act and acquiring the securities for investment, for their own account, and not for resale or with a view to distribution thereof in violation of the Securities Act, and the rules and regulations promulgated thereunder.

On May 25, 2016, we closed our “best efforts/no minimum” private placement offering to accredited investors of units (each a Unit) at a price of $0.10 per Unit, with each Unit consisting of: (i) one (1) share of common stock and (ii) a five-year warrant to purchase one (1) share of common stock at an exercise price of $0.12 per share. No actual Units were issued, and each investor received shares of common stock and warrants only. During the course of the 2016 Private Placement, which began on March 30, 2016, we sold all 55,000,000 Units reserved for the 2016 Private Placement for aggregate gross proceeds of $5,500,000. We conducted the first closing of the 2016 Private Placement on April 11, 2016. The sales were made pursuant to the exemptions from registration provided by Rule 506(c) of Regulation D promulgated under the Securities Act because, among other things, the investors were “accredited investors”, they purchased the securities for investment purposes only and not for resale and we took appropriate measures to restrict the transfer of the securities sold and verify the accredited investor status of the investors. In connection with the offering, we engaged certain FINRA-member agents to help it secure investors for the offering. Such agents secured investors for an aggregate of $582,500 for the offering and received commissions equal to an aggregate of $46,600 in cash and warrants (in substantially the form of the warrants issued in the offering) to purchase 466,000 shares of common stock. Pursuant to a right of first refusal held by Mayne Pharma, we issued and sold to Mayne Pharma a warrant to purchase 479,236 shares of common stock for a purchase price of $47,924, which constituted Mayne Pharma’s pro rata share, on a fully-diluted basis, of all warrants issued in connection with the finder’s arrangements.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of August 9, 2013, between Commonwealth Biotechnologies, Inc., and the Company (1)

3.1	Certificate of Incorporation of the Company (1)

3.2	Amended and Restated Certificate of Designation for Series A Preferred Stock (5)

3.3	Certificate of Amendment to the Company’s Certificate of Incorporation (8)

3.4	Second Amended and Restated Bylaws of the Company (2)

3.5	Certificate of Amendment to the Company’s Certificate of Incorporation (11)

4.1	Warrant, dated June 24, 2014 issued to Mayne Pharma Ventures Pty Ltd. (3)

4.2	Warrant, dated June 24, 2014 issued to Hedgepath, LLC (3)

4.3	Warrant, dated May 15, 2015 issued to Mayne Pharma Ventures Pty Ltd. (9)

4.4	Form of Warrant issued in the 2016 Private Placement (12)

5.1	Opinion of Ellenoff Grossman & Schole LLP covering 30,600,00 shares of common stock (8)

5.2	Opinion of Ellenoff Grossman & Schole LLP(*)

10.1	Contribution Agreement, dated August 13, 2013, by and between Hedgepath, LLC, and the Company (1)

10.2	Securities Purchase Agreement, dated June 24, 2014, by and between the Company and Mayne Pharma Ventures Pty Ltd. (3)

10.3	Stock Purchase Agreement, dated June 24, 2014, by and between HedgePath Pharmaceuticals, Inc. and Hedgepath, LLC (3)

10.4	Promissory Note, dated June 24, 2014, issued to the Company by Hedgepath, LLC (3)

10.5	Equity Holders Agreement, dated June 24, 2014, by and between the Company, Mayne Pharma Ventures Pty Ltd., Hedgepath, LLC, Nicholas J. Virca and Frank O’Donnell, Jr. M.D. (3)+

10.6	Amended and Restated Equity Holders Agreement, dated May 15, 2015, by and between the Company, Mayne Pharma Ventures Pty Ltd., Hedgepath, LLC, Nicholas J. Virca and Frank O’Donnell, Jr. M.D. (9)+

10.7	Debt Forgiveness Agreement, dated June 24, 2014, by and between the Company and Hedgepath, LLC (3)

10.8	Employment Agreement, dated June 24, 2014, between the Company and Nicholas J. Virca (3)+

10.9	First Amendment to Employment Agreement, dated May 15, 2015, between the Company and Nicholas J. Virca (9)

10.10	Executive Chairman Agreement, dated June 24, 2014, between the Company and Frank O’Donnell, Jr. M.D. (3)

10.11	First Amendment to Executive Chairman Agreement, dated May 15, 2015, between the Company and Frank O’Donnell, Jr. M.D. (9)

10.12	Supply and License Agreement, dated September 3, 2013, by and among the Company and Mayne Pharma. (5)+

10.13	Amendment No. 1 to Supply and License Agreement, dated December 17, 2013, between the Company and Mayne Pharma. (6)

10.14	Amendment No. 2 to Supply and License Agreement, dated March 4, 2014, between the Company and Mayne Pharma. (7)

10.15	Amended and Restated Supply and License Agreement, dated June 24, 2014, by and among the Company and Mayne Pharma. (3)+

10.16	Second Amended and Restated Supply and License Agreement, dated May 15, 2015, by and among the Company and Mayne Pharma. (9)+

10.17	Employment Agreement, dated September 4, 2014, between the Company and Garrison J. Hasara (4)

10.18	Securities Purchase Agreement, dated May 15, 2015, by and between the Company and Mayne Pharma Ventures Pty Ltd. (9)

10.19	Master Clinical Services Agreement, dated June 15, 2015, by and between the Company and SciQuus, Inc. (9)+

10.20	Sublicense Agreement, entered into effective as of September 2, 2015, by and between Mayne Pharma International Pty Ltd and the Company. (10)+

10.21	Form of Securities Purchase Agreement issued in the 2016 Private Placement (12)

23.1	Consent of Cherry Bekaert LLP(**)

23.2	Consent of Ellenoff Grossman & Schole LLP (contained in Exhibit 5.1)

24.1	Power of Attorney(**)

101.ins	XBRL Instance Document(**)

101.xsd	XBRL Taxonomy Extension Schema Document(**)

101.cal	XBRL Taxonomy Calculation Linkbase Document(**)

101.def	XBRL Taxonomy Definition Linkbase Document(**)

101.lab	XBRL Taxonomy Label Linkbase Document(**)

101.pre	XBRL Taxonomy Presentation Linkbase Document(**)

*	Filed herewith.
**	Previously filed.
+	Confidential treatment has been granted for certain portions of this exhibit pursuant to 17 C.F.R. Sections 200.8(b)(4) and 240.24b-2.
(1)	Previously filed with Form 8-K, dated August 16, 2013.
(2)	Previously filed with Form 8-K, dated May 21, 2015.
(3)	Previously filed with Form 8-K, dated June 30, 2014.
(4)	Previously filed with Form 8-K, dated September 9, 2014.
(5)	Previously filed with Form 8-K, dated September 10, 2013.
(6)	Previously filed with Form 8K, December 23, 2013.
(7)	Previously filed with Form 8-K, March 11, 2014.
(8)	Previously filed with Form S-1/A on July 22, 2015.
(9)	Previously filed with Form 10-Q on August 14, 2015.
(10)	Previously filed with Form 8-K, dated September 9, 2015.
(11)	Previously filed with Form 8-K, dated May 26, 2016.
(12)	Previously filed with Form 8-K, dated April 15, 2016.

ITEM 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused its registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on July 20, 2016.

HEDGEPATH PHARMACEUTICALS, INC.

/s/ Nicholas J. Virca
Name:	Nicholas J. Virca
Title:	President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Nicholas J. Virca Nicholas J. Virca	President and Chief Executive Officer (Principal Executive Officer)	July 20, 2016

/s/ Garrison J. Hasara Garrison J. Hasara	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	July 20, 2016

/s/ *. Frank E. O’Donnell, Jr., M.D.	Executive Chairman and Director	July 20, 2016

/s/ * Samuel P. Sears, Jr.	Director	July 20, 2016

/s/ * W. Mark Watson	Director	July 20, 2016

/s/ * Stefan J. Cross	Director	July 20, 2016

/s/ * Dr. R. Dana Ono	Director	July 20, 2016

* By:	/s/ Nicholas J. Virca
Nicholas J. Virca, Attorney-in-Fact